UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2014

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33515	13-3690261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Zang Street, Suite 300

Lakewood, Colorado 80228

(Address of principal executive offices)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In its Current Report on Form 8-K filed on February 24, 2014 (the “Original 8-K”), Einstein Noah Restaurant Group, Inc. (the “Company”) announced that Michael W. Arthur, a member of the Company’s Board of Directors and, formerly the chairman of the Audit Committee, has been appointed as interim President and Chief Executive Officer to serve in such position until the Company completes the process of a hiring a permanent Chief Executive Officer.

This Amendment No. 1 to the Original 8-K is filed to report the terms of Mr. Arthur’s compensation arrangement as required by Item 5.02(c)(3) of this form. On March 18, 2014, the Company entered into a consulting agreement with Mr. Arthur (the “Consulting Agreement”), pursuant to which he will serve as the Company’s interim President and Chief Executive Officer. Pursuant to the Consulting Agreement (which has a minimum term of three months and thereafter continues on a month-to-month basis), Mr. Arthur will receive $50,000 per month for serving as interim President and Chief Executive Officer, and the Company has granted Mr. Arthur 41,322 restricted stock units under the Company’s 2011 Omnibus Incentive Plan (of which 3,449 vest immediately, with the balance vesting in eleven monthly installments during the term of the Consulting Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Rhonda J. Parish
Rhonda J. Parish
Date: March 24, 2014		Chief Legal Officer and Corporate Secretary